Exhibit (17)(b)(i)

Eaton Vance

Multi-Cap Growth Fund

Semiannual Report

February 28, 2014

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act. Accordingly, neither the Fund nor the adviser with respect to the operation of the Fund is subject to CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report February 28, 2014

Eaton Vance

Multi-Cap Growth Fund

Table of Contents

Performance	2

Fund Profile	2

Endnotes and Additional Disclosures	3

Fund Expenses	4

Financial Statements	5

Officers and Trustees	22

Important Notices	23

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Performance1,2

Portfolio Managers Lewis R. Piantedosi and Yana S. Barton, CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	08/01/1952	08/01/1952	19.17%	30.85%	22.65%	7.77%
Class A with 5.75% Maximum Sales Charge	—	—	12.33	23.30	21.22	7.14
Class B at NAV	09/13/1994	08/01/1952	18.80	29.91	21.74	7.00
Class B with 5% Maximum Sales Charge	—	—	13.80	24.91	21.56	7.00
Class C at NAV	11/07/1994	08/01/1952	18.72	29.82	21.76	6.98
Class C with 1% Maximum Sales Charge	—	—	17.72	28.82	21.76	6.98
Class I at NAV	07/18/2012	08/01/1952	19.31	31.11	22.76	7.81
Russell 3000 Growth Index	—	—	17.95%	29.76%	24.31%	7.88%
S&P 500 Index	—	—	15.07	25.37	22.99	7.16

% Total Annual Operating Expense Ratios[3]			Class A	Class B	Class C	Class I
			1.23%	1.98%	1.98%	0.98%

Fund Profile

Sector Allocation (% of net assets)4

Top 10 Holdings (% of net assets)4

Google, Inc., Class A	5.0%
Apple, Inc.	4.3
Gilead Sciences, Inc.	2.5
Visa, Inc., Class A	2.2
Amazon.com, Inc.	2.1
Biogen Idec, Inc.	2.1
Avago Technologies, Ltd.	2.1
priceline.com, Inc.	2.1
Monsanto Co.	2.0
Facebook, Inc., Class A	2.0
Total	26.4%

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to eatonvance.com.

2

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Endnotes and Additional Disclosures

[1]

Russell 3000 Growth Index is an unmanaged index of the broad growth segment of the U.S. equity universe. S&P 500 Index is an unmanaged index of large-cap stocks commonly used as a measure of U.S. stock market performance. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus.

[4]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

3

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (September 1, 2013 – February 28, 2014).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (9/1/13)	Ending Account Value (2/28/14)	Expenses Paid During Period* (9/1/13 – 2/28/14)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$1,191.70	$6.47	1.19%
Class B	$1,000.00	$1,188.00	$10.52	1.94%
Class C	$1,000.00	$1,187.20	$10.52	1.94%
Class I	$1,000.00	$1,193.10	$5.11	0.94%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,018.90	$5.96	1.19%
Class B	$1,000.00	$1,015.20	$9.69	1.94%
Class C	$1,000.00	$1,015.20	$9.69	1.94%
Class I	$1,000.00	$1,020.10	$4.71	0.94%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on August 31, 2013.

4

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Portfolio of Investments (Unaudited)

Common Stocks — 97.3%

Security	Shares	Value

Aerospace & Defense — 1.7%
Precision Castparts Corp.	10,900	$2,810,892

		$2,810,892

Airlines — 0.9%
Copa Holdings SA, Class A	10,900	$1,476,514

		$1,476,514

Beverages — 2.6%
Anheuser-Busch InBev NV ADR	18,900	$1,977,129
Beam, Inc.	27,400	2,273,104

		$4,250,233

Biotechnology — 6.7%
Biogen Idec, Inc.(1)	10,100	$3,440,868
Celgene Corp.(1)	13,000	2,089,750
Gilead Sciences, Inc.(1)	50,100	4,147,779
Vertex Pharmaceuticals, Inc.(1)	15,500	1,253,330

		$10,931,727

Building Products — 2.5%
Armstrong World Industries, Inc.(1)	27,302	$1,498,607
Fortune Brands Home & Security, Inc.	54,000	2,523,960

		$4,022,567

Capital Markets — 2.4%
Affiliated Managers Group, Inc.(1)	9,300	$1,748,865
Charles Schwab Corp. (The)	84,600	2,242,746

		$3,991,611

Chemicals — 3.9%
Celanese Corp., Series A	24,850	$1,326,741
Monsanto Co.	30,100	3,311,602
Praxair, Inc.	13,300	1,733,921

		$6,372,264

Commercial Banks — 1.9%
First Republic Bank	35,000	$1,818,950
Regions Financial Corp.	118,300	1,258,712

		$3,077,662

Security	Shares	Value

Commercial Services & Supplies — 1.4%
Waste Connections, Inc.	51,799	$2,241,343

		$2,241,343

Communications Equipment — 1.4%
Riverbed Technology, Inc.(1)	102,000	$2,272,560

		$2,272,560

Computers & Peripherals — 5.8%
Apple, Inc.	13,400	$7,051,616
EMC Corp.	89,700	2,365,389

		$9,417,005

Consumer Finance — 0.7%
Discover Financial Services	21,400	$1,227,932

		$1,227,932

Diversified Financial Services — 1.6%
Citigroup, Inc.	55,500	$2,698,965

		$2,698,965

Electrical Equipment — 1.7%
AMETEK, Inc.	51,200	$2,725,888

		$2,725,888

Electronic Equipment, Instruments & Components — 0.9%
InvenSense, Inc.(1)(2)	73,800	$1,487,070

		$1,487,070

Energy Equipment & Services — 1.8%
Frank’s International NV	38,200	$903,048
Schlumberger, Ltd.	22,200	2,064,600

		$2,967,648

Food Products — 3.6%
Hain Celestial Group, Inc. (The)(1)	14,633	$1,306,727
Hershey Co. (The)	22,000	2,328,040
Mondelez International, Inc., Class A	68,200	2,320,846

		$5,955,613

Health Care Equipment & Supplies — 4.5%
Analogic Corp.	15,700	$1,479,882
Cynosure, Inc., Class A(1)	47,200	1,452,816

5	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Portfolio of Investments (Unaudited) — continued

Security	Shares	Value

Health Care Equipment & Supplies (continued)
Globus Medical, Inc., Class A(1)	83,100	$1,966,146
Stryker Corp.	30,500	2,447,320

		$7,346,164

Health Care Providers & Services — 2.2%
Brookdale Senior Living, Inc.(1)	66,800	$2,240,472
MEDNAX, Inc.(1)	22,400	1,362,368

		$3,602,840

Household Durables — 0.8%
Mohawk Industries, Inc.(1)	9,120	$1,290,754

		$1,290,754

Household Products — 0.8%
Colgate-Palmolive Co.	21,000	$1,319,430

		$1,319,430

Internet & Catalog Retail — 6.2%
Amazon.com, Inc.(1)	9,700	$3,512,370
Groupon, Inc.(1)	138,397	1,150,079
Netflix, Inc.(1)	4,600	2,049,898
priceline.com, Inc.(1)	2,500	3,372,100

		$10,084,447

Internet Software & Services — 7.8%
Facebook, Inc., Class A(1)	47,900	$3,279,234
Google, Inc., Class A(1)	6,700	8,144,855
Rackspace Hosting, Inc.(1)	35,000	1,286,950

		$12,711,039

IT Services — 2.2%
Visa, Inc., Class A	15,700	$3,547,258

		$3,547,258

Leisure Equipment & Products — 1.9%
Brunswick Corp.	35,008	$1,568,009
Polaris Industries, Inc.(2)	12,043	1,614,123

		$3,182,132

Machinery — 1.1%
Colfax Corp.(1)	24,300	$1,728,459

		$1,728,459

Security	Shares	Value

Media — 1.6%
Lions Gate Entertainment Corp.(2)	48,700	$1,497,525
Twenty-First Century Fox, Inc., Class B	36,442	1,185,458

		$2,682,983

Oil, Gas & Consumable Fuels — 3.0%
EOG Resources, Inc.	9,591	$1,816,727
Occidental Petroleum Corp.	16,300	1,573,276
Range Resources Corp.	17,900	1,540,295

		$4,930,298

Pharmaceuticals — 2.8%
Perrigo Co. PLC	15,600	$2,565,264
Roche Holding AG ADR	52,800	2,026,464

		$4,591,728

Road & Rail — 2.5%
Avis Budget Group, Inc.(1)	22,007	$1,034,109
J.B. Hunt Transport Services, Inc.	21,200	1,523,644
Kansas City Southern	16,446	1,544,608

		$4,102,361

Semiconductors & Semiconductor Equipment — 4.2%
Avago Technologies, Ltd.	54,800	$3,381,160
Monolithic Power Systems, Inc.(1)	48,300	1,731,072
NXP Semiconductors NV(1)	29,765	1,673,686

		$6,785,918

Software — 6.8%
Adobe Systems, Inc.(1)	37,704	$2,586,872
Guidewire Software, Inc.(1)	44,000	2,358,840
Infoblox, Inc.(1)	43,565	1,005,480
salesforce.com, inc.(1)	49,300	3,074,841
VMware, Inc., Class A(1)(2)	21,400	2,055,470

		$11,081,503

Specialty Retail — 4.4%
DSW, Inc., Class A	51,200	$1,970,176
Lumber Liquidators Holdings, Inc.(1)	10,300	1,104,984
Ross Stores, Inc.	18,732	1,363,689
Tractor Supply Co.	38,600	2,723,616

		$7,162,465

6	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Portfolio of Investments (Unaudited) — continued

Security	Shares	Value

Trading Companies & Distributors — 3.0%
United Rentals, Inc.(1)	28,800	$2,544,192
W.W. Grainger, Inc.	9,300	2,371,686

		$4,915,878

Total Common Stocks (identified cost $109,431,505)		$158,993,151

Short-Term Investments — 6.4%

Description	Interest (000’s omitted)	Value
Eaton Vance Cash Collateral Fund, LLC, 0.06%(3)(4)	$5,930	$5,930,238
Eaton Vance Cash Reserves Fund, LLC, 0.14%(4)	4,550	4,549,958

Total Short-Term Investments (identified cost $10,480,196)		$10,480,196

Total Investments — 103.7% (identified cost $119,911,701)		$169,473,347

Other Assets, Less Liabilities — (3.7)%		$(6,106,342)

Net Assets — 100.0%		$163,367,005

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

ADR	–	American Depositary Receipt

(1)	Non-income producing security.

(2)	All or a portion of this security was on loan at February 28, 2014.

(3)

The amount invested in Eaton Vance Cash Collateral Fund, LLC represents cash collateral received for securities on loan at February 28, 2014. Other Assets, Less Liabilities includes an equal and offsetting liability of the Fund to repay collateral amounts upon the return of loaned securities.

(4)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of February 28, 2014.

7	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Statement of Assets and Liabilities (Unaudited)

Assets	February 28, 2014
Unaffiliated investments, at value including $5,720,623 of securities on loan (identified cost, $109,431,505)	$158,993,151
Affiliated investments, at value (identified cost, $10,480,196)	10,480,196
Foreign currency, at value (identified cost, $6,320)	5,693
Dividends receivable	75,960
Interest receivable from affiliated investment	492
Receivable for Fund shares sold	47,364
Securities lending income receivable	5,285
Tax reclaims receivable	73,824
Other assets	27,138
Total assets	$169,709,103

Liabilities
Collateral for securities loaned	$5,930,238
Payable for Fund shares redeemed	190,210
Payable to affiliates:
Investment adviser fee	82,691
Distribution and service fees	41,775
Accrued expenses	97,184
Total liabilities	$6,342,098
Net Assets	$163,367,005

Sources of Net Assets
Paid-in capital	$169,401,552
Accumulated net realized loss	(54,714,906)
Accumulated net investment loss	(897,618)
Net unrealized appreciation	49,577,977
Total	$163,367,005

Class A Shares
Net Assets	$117,927,350
Shares Outstanding	10,036,590
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$11.75
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$12.47

Class B Shares
Net Assets	$6,398,593
Shares Outstanding	575,500
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$11.12

Class C Shares
Net Assets	$20,143,142
Shares Outstanding	1,814,362
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$11.10

Class I Shares
Net Assets	$18,897,920
Shares Outstanding	1,601,775
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$11.80

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

8	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Statement of Operations (Unaudited)

Investment Income	Six Months Ended February 28, 2014
Dividends (net of foreign taxes, $3,625)	$529,291
Securities lending income, net	20,402
Interest allocated from affiliated investment	3,001
Expenses allocated from affiliated investment	(330)
Total investment income	$552,364

Expenses
Investment adviser fee	$486,914
Distribution and service fees
Class A	140,039
Class B	30,705
Class C	92,769
Trustees’ fees and expenses	3,630
Custodian fee	32,521
Transfer and dividend disbursing agent fees	111,683
Legal and accounting services	27,798
Printing and postage	20,606
Registration fees	32,231
Miscellaneous	9,102
Total expenses	$987,998

Net investment loss	$(435,634)

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$8,186,860
Investment transactions allocated from affiliated investments	24
Written options	34,777
Foreign currency transactions	(27)
Net realized gain	$8,221,634
Change in unrealized appreciation (depreciation) —
Investments	$19,242,443
Written options	(16,729)
Foreign currency	3,323
Net change in unrealized appreciation (depreciation)	$19,229,037

Net realized and unrealized gain	$27,450,671

Net increase in net assets from operations	$27,015,037

9	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended February 28, 2014 (Unaudited)	Year Ended August 31, 2013
From operations —
Net investment loss	$(435,634)	$(505,348)
Net realized gain from investment transactions, written options and foreign currency transactions	8,221,634	13,568,541
Net change in unrealized appreciation (depreciation) from investments, written options and foreign currency	19,229,037	5,674,272
Net increase in net assets from operations	$27,015,037	$18,737,465
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$2,642,371	$5,346,043
Class B	261,088	407,191
Class C	1,445,441	2,078,811
Class I	1,595,613	14,084,383
Cost of shares redeemed
Class A	(11,957,132)	(32,718,988)
Class B	(493,373)	(1,515,892)
Class C	(1,409,904)	(5,505,829)
Class I	(3,862,630)	(1,939,859)
Net asset value of shares exchanged
Class A	330,980	499,033
Class B	(330,980)	(499,033)
Net decrease in net assets from Fund share transactions	$(11,778,526)	$(19,764,140)

Net increase (decrease) in net assets	$15,236,511	$(1,026,675)

Net Assets
At beginning of period	$148,130,494	$149,157,169
At end of period	$163,367,005	$148,130,494

Accumulated net investment loss included in net assets
At end of period	$(897,618)	$(461,984)

10	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Financial Highlights

	Class A
	Six Months Ended February 28, 2014 (Unaudited)		Year Ended August 31,
			2013	2012		2011		2010		2009
Net asset value — Beginning of period	$9.860		$8.650	$7.540		$6.340		$6.510		$9.550

Income (Loss) From Operations
Net investment loss(1)	$(0.026)		$(0.022)	$(0.038)		$(0.025	)(2)	$(0.019)		$(0.005)
Net realized and unrealized gain (loss)	1.916		1.232	1.148		1.225		(0.051)		(2.953)

Total income (loss) from operations	$1.890		$1.210	$1.110		$1.200		$(0.070)		$(2.958)

Less Distributions
From net investment income	$—		$—	$—		$—		$(0.100)		$(0.008)
From net realized gain	—		—	—		—		—		(0.074)

Total distributions	$—		$—	$—		$—		$(0.100)		$(0.082)

Net asset value — End of period	$11.750		$9.860	$8.650		$7.540		$6.340		$6.510

Total Return(3)	19.17	%(4)	13.99%	14.72%		18.93%		(1.24)%		(30.57)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$117,927		$107,263	$120,539		$123,541		$103,441		$163,479
Ratios (as a percentage of average daily net assets):
Expenses(5)	1.19	%(6)	1.23%	1.31	%(7)(8)	1.24	%(7)	1.27	%(7)	1.42	%(7)
Net investment loss	(0.47	)%(6)	(0.25)%	(0.48)%		(0.32	)%(2)	(0.28)%		(0.10)%
Portfolio Turnover of the Portfolio(9)	—		—	74	%(4)	168	%(10)	211%		274%
Portfolio Turnover of the Fund	16	%(4)	73%	11	%(4)(11)	—		—		—

(1)	Computed using average shares outstanding.

(2)

Net investment loss per share reflects special dividends allocated from the Portfolio which amounted to $0.007 per share. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (0.41)%.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)	Annualized.

(7)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(8)

The administrator of the Fund subsidized certain operating expenses (equal to 0.01% of average daily net assets for the year ended August 31, 2012). Absent this subsidy, total return would have been lower.

(9)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(10)	Excluding the value of portfolio securities contributed as a result of an in-kind transaction, the portfolio turnover would have been 145% for the year ended August 31, 2011.

(11)	For the period from July 26, 2012 through August 31, 2012 when the Fund was making investments directly in securities.

References to Portfolio herein are to Multi-Cap Growth Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to July 26, 2012.

11	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Financial Highlights — continued

	Class B
	Six Months Ended February 28, 2014 (Unaudited)		Year Ended August 31,
			2013	2012		2011		2010		2009
Net asset value — Beginning of period	$9.360		$8.280	$7.280		$6.160		$6.330		$9.350

Income (Loss) From Operations
Net investment loss(1)	$(0.063)		$(0.086)	$(0.096)		$(0.080	)(2)	$(0.068)		$(0.044)
Net realized and unrealized gain (loss)	1.823		1.166	1.096		1.200		(0.046)		(2.902)

Total income (loss) from operations	$1.760		$1.080	$1.000		$1.120		$(0.114)		$(2.946)

Less Distributions
From net investment income	$—		$—	$—		$—		$(0.056)		$—
From net realized gain	—		—	—		—		—		(0.074)

Total distributions	$—		$—	$—		$—		$(0.056)		$(0.074)

Net asset value — End of period	$11.120		$9.360	$8.280		$7.280		$6.160		$6.330

Total Return(3)	18.80	%(4)	13.04%	13.89%		18.02%		(1.90)%		(31.15)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$6,399		$5,900	$6,792		$8,409		$6,413		$8,092
Ratios (as a percentage of average daily net assets):
Expenses(5)	1.94	%(6)	1.98%	2.06	%(7)(8)	1.99	%(7)	2.02	%(7)	2.16	%(7)
Net investment loss	(1.22	)%(6)	(1.00)%	(1.25)%		(1.06	)%(2)	(1.01)%		(0.82)%
Portfolio Turnover of the Portfolio(9)	—		—	74	%(4)	168	%(10)	211%		274%
Portfolio Turnover of the Fund	16	%(4)	73%	11	%(4)(11)	—		—		—

(1)	Computed using average shares outstanding.

(2)

Net investment loss per share reflects special dividends allocated from the Portfolio which amounted to $0.007 per share. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (1.15)%.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)	Annualized.

(7)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(8)

The administrator of the Fund subsidized certain operating expenses (equal to 0.01% of average daily net assets for the year ended August 31, 2012). Absent this subsidy, total return would have been lower.

(9)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(10)	Excluding the value of portfolio securities contributed as a result of an in-kind transaction, the portfolio turnover would have been 145% for the year ended August 31, 2011.

(11)	For the period from July 26, 2012 through August 31, 2012 when the Fund was making investments directly in securities.

References to Portfolio herein are to Multi-Cap Growth Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to July 26, 2012.

12	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Financial Highlights — continued

	Class C
	Six Months Ended February 28, 2014 (Unaudited)		Year Ended August 31,
			2013	2012		2011		2010		2009
Net asset value — Beginning of period	$9.350		$8.270	$7.260		$6.150		$6.330		$9.340

Income (Loss) From Operations
Net investment loss(1)	$(0.063)		$(0.086)	$(0.095)		$(0.081	)(2)	$(0.067)		$(0.046)
Net realized and unrealized gain (loss)	1.813		1.166	1.105		1.191		(0.055)		(2.890)

Total income (loss) from operations	$1.750		$1.080	$1.010		$1.110		$(0.122)		$(2.936)

Less Distributions
From net investment income	$—		$—	$—		$—		$(0.058)		$—
From net realized gain	—		—	—		—		—		(0.074)

Total distributions	$—		$—	$—		$—		$(0.058)		$(0.074)

Net asset value — End of period	$11.100		$9.350	$8.270		$7.260		$6.150		$6.330

Total Return(3)	18.72	%(4)	13.06%	13.91%		18.05%		(2.03)%		(31.07)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$20,143		$16,940	$18,352		$19,958		$16,776		$21,742
Ratios (as a percentage of average daily net assets):
Expenses(5)	1.94	%(6)	1.98%	2.06	%(7)(8)	1.99	%(7)	2.02	%(7)	2.17	%(7)
Net investment loss	(1.22	)%(6)	(1.00)%	(1.24)%		(1.07	)%(2)	(1.01)%		(0.86)%
Portfolio Turnover of the Portfolio(9)	—		—	74	%(4)	168	%(10)	211%		274%
Portfolio Turnover of the Fund	16	%(4)	73%	11	%(4)(11)	—		—		—

(1)	Computed using average shares outstanding.

(2)

Net investment loss per share reflects special dividends allocated from the Portfolio which amounted to $0.007 per share. Excluding special dividends, the ratio of net investment loss to average daily net assets would have been (1.16)%.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)	Annualized.

(7)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(8)

The administrator of the Fund subsidized certain operating expenses (equal to 0.01% of average daily net assets for the year ended August 31, 2012). Absent this subsidy, total return would have been lower.

(9)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was investing in the Portfolio.

(10)	Excluding the value of portfolio securities contributed as a result of an in-kind transaction, the portfolio turnover would have been 145% for the year ended August 31, 2011.

(11)	For the period from July 26, 2012 through August 31, 2012 when the Fund was making investments directly in securities.

References to Portfolio herein are to Multi-Cap Growth Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to July 26, 2012.

13	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Financial Highlights — continued

	Class I
	Six Months Ended February 28, 2014 (Unaudited)		Year Ended August 31, 2013	Period Ended August 31, 2012(1)
Net asset value — Beginning of period	$9.890		$8.660	$8.300

Income (Loss) From Operations
Net investment income (loss)(2)	$(0.012)		$(0.003)	$0.002
Net realized and unrealized gain	1.922		1.233	0.358

Total income from operations	$1.910		$1.230	$0.360

Net asset value — End of period	$11.800		$9.890	$8.660

Total Return(3)	19.31	%(4)	14.20%	4.34	%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$18,898		$18,028	$3,474
Ratios (as a percentage of average daily net assets):
Expenses(5)	0.94	%(6)	0.98%	1.06	%(6)(7)
Net investment income (loss)	(0.22	)%(6)	(0.03)%	0.22	%(6)
Portfolio Turnover of the Portfolio(8)	—		—	74	%(4)
Portfolio Turnover of the Fund	16	%(4)	73%	11	%(4)(9)

(1)	For the period from the commencement of operations, July 18, 2012, to August 31, 2012.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(6)	Annualized.

(7)	Includes the Fund’s share of the Portfolio’s allocated expenses for the period while the Fund was investing in the Portfolio.

(8)	Portfolio turnover represents the rate of portfolio activity for the period since September 1, 2011 while the Fund was investing in the Portfolio.

(9)	For the period from July 26, 2012 through August 31, 2012 when the Fund was making investments directly in securities.

References to Portfolio herein are to Multi-Cap Growth Portfolio, a Massachusetts business trust having the same investment objective and policies as the Fund, in which the Fund invested all of its investable assets prior to July 26, 2012.

14	See Notes to Financial Statements.

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

 Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance Multi-Cap Growth Fund (the Fund) is a diversified series of Eaton Vance Growth Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund’s investment objective is to achieve capital growth. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares automatically convert to Class A shares eight years after their purchase as described in the Fund’s prospectus. Beginning January 1, 2012, Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities (including common shares of closed-end investment companies) listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Debt Obligations. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Foreign Currencies. Foreign currencies are valued in U.S. dollars, based on foreign currency exchange rate quotations supplied by a third party pricing service. The pricing service uses a proprietary model to determine the exchange rate. Inputs to the model include reported trades and implied bid/ask spreads.

Derivatives. Exchange-traded options are valued at the mean between the bid and asked prices at valuation time as reported by the Options Price Reporting Authority for U.S. listed options or by the relevant exchange or board of trade for non-U.S. listed options. Over-the-counter options are valued by a third party pricing service using techniques that consider factors including the value of the underlying instrument, the volatility of the underlying instrument and the period of time until option expiration.

Affiliated Funds. The Fund may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund) and Eaton Vance Cash Collateral Fund, LLC (Cash Collateral Fund), affiliated investment companies managed by Eaton Vance Management (EVM). The value of the Fund’s investment in Cash Reserves Fund and Cash Collateral Fund reflects the Fund’s proportionate interest in each of their net assets. Cash Reserves Fund and Cash Collateral Fund generally value their investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund and Cash Collateral Fund may value their investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund in a manner that fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Fund is informed of the ex-dividend date. Withholding taxes on foreign dividends and capital gains have been provided for in accordance with the Fund’s understanding of the applicable countries’ tax rules and rates. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

15

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

 Notes to Financial Statements (Unaudited) — continued

At August 31, 2013, the Fund, for federal income tax purposes, had a capital loss carryforward of $63,053,555 which will reduce its taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Fund of any liability for federal income or excise tax. Such capital loss carryforward will expire on August 31, 2016 ($8,247,849), August 31, 2017 ($34,940,237) and August 31, 2018 ($19,865,469) and its character is short-term. A capital loss carryforward of $14,789,686 included in the amounts above is available to the Fund as a result of a reorganization on November 5, 2010. Utilization of this capital loss carryforward may be limited in accordance with certain income tax regulations. In addition, such capital loss carryforward cannot be utilized prior to the utilization of new capital losses, if any, created after August 31, 2013.

Additionally, at August 31, 2013, the Fund had a late year ordinary loss of $461,984 which it has elected to defer to the following taxable year pursuant to income tax regulations. Late year ordinary losses represent certain specified losses realized in that portion of a taxable year after October 31 that are treated as ordinary for tax purposes plus ordinary losses attributable to that portion of a taxable year after December 31.

As of February 28, 2014, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

E  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

F  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

G  Foreign Currency Translation — Other assets and liabilities initially expressed in foreign currencies are translated each business day into U.S. dollars based upon current exchange rates. Income and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates in effect on the respective dates of such transactions.

H  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

I  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

J  Written Options — Upon the writing of a call or a put option, the premium received by the Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written, in accordance with the Fund’s policies on investment valuations discussed above. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. When an index option is exercised, the Fund is required to deliver an amount of cash determined by the excess of the strike price of the option over the value of the index (in the case of a put) or the excess of the value of the index over the strike price of the option (in the case of a call) at contract termination. If a put option on a security is exercised, the premium reduces the cost basis of the securities purchased by the Fund. The Fund, as a writer of an option, may have no control over whether the underlying securities or other assets may be sold (call) or purchased (put) and, as a result, bears the market risk of an unfavorable change in the price of the securities or other assets underlying the written option. The Fund may also bear the risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.

K  Purchased Options — Upon the purchase of a call or put option, the premium paid by the Fund is included in the Statement of Assets and Liabilities as an investment. The amount of the investment is subsequently marked-to-market to reflect the current market value of the option purchased, in accordance with the Fund’s policies on investment valuations discussed above. As the purchaser of an index option, the Fund has the right to receive a cash payment equal to any depreciation in the value of the index below the strike price of the option (in the case of a put) or equal to any appreciation in the value of the index over the strike price of the option (in the case of a call) as of the valuation date of the option. If an option which the Fund had purchased expires on the stipulated expiration date, the Fund will realize a loss in the amount of the cost of the option. If the Fund enters into a closing sale transaction, the Fund will realize a gain or loss, depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. If the Fund exercises a put option on a security, it will realize a gain or loss from the sale of the underlying security, and the proceeds from such sale will be

16

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Notes to Financial Statements (Unaudited) — continued

decreased by the premium originally paid. If the Fund exercises a call option on a security, the cost of the security which the Fund purchases upon exercise will be increased by the premium originally paid. The risk associated with purchasing options is limited to the premium originally paid.

L  Interim Financial Statements — The interim financial statements relating to February 28, 2014 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Distributions to Shareholders

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains (reduced by available capital loss carryforwards from prior years). Distributions to shareholders are recorded on the ex-dividend date. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

3  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for management and investment advisory services rendered to the Fund. The fee is computed at an annual rate of 0.625% of the Fund’s average daily net assets up to and including $300 million and 0.50% on average daily net assets over $300 million and is payable monthly. For the six months ended February 28, 2014, the Fund’s investment adviser fee amounted to $486,914 or 0.625% (annualized) of the Fund’s average daily net assets. The Fund invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.

EVM serves as the administrator to the Fund, but receives no compensation. EVM provides sub-transfer agency and related services to the Fund pursuant to a Sub-Transfer Agency Support Services Agreement. For the six months ended February 28, 2014, EVM earned $14,884 from the Fund pursuant to such agreement, which is included in transfer and dividend disbursing agent fees on the Statement of Operations. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $4,920 as its portion of the sales charge on sales of Class A shares for the six months ended February 28, 2014. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Trustees of the Fund who are not affiliated with the investment adviser and administrator may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended February 28, 2014, no significant amounts have been deferred. Certain officers and Trustees of the Fund are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended February 28, 2014 amounted to $140,039 for Class A shares.

The Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the Fund. For the six months ended February 28, 2014, the Fund paid or accrued to EVD $23,029 and $69,577 for Class B and Class C shares, respectively.

Pursuant to the Class B and Class C Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended February 28, 2014 amounted to $7,676 and $23,192 for Class B and Class C shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d) and for Class B, are further limited to a 5% maximum sales charge as determined in accordance with such rule.

17

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Notes to Financial Statements (Unaudited) — continued

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. For the six months ended February 28, 2014, the Fund was informed that EVD received less than $100 and approximately $4,000 and $1,000 of CDSCs paid by Class A, Class B and Class C shareholders, respectively.

6  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $23,720,898 and $38,880,458, respectively, for the six months ended February 28, 2014.

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Class A	Six Months Ended February 28, 2014 (Unaudited)	Year Ended August 31, 2013

Sales	238,337	588,603
Redemptions	(1,112,953)	(3,690,929)
Exchange from Class B shares	29,729	54,890

Net decrease	(844,887)	(3,047,436)

Class B	Six Months Ended February 28, 2014 (Unaudited)	Year Ended August 31, 2013

Sales	25,159	44,518
Redemptions	(48,445)	(176,947)
Exchange to Class A shares	(31,364)	(57,570)

Net decrease	(54,650)	(189,999)

Class C	Six Months Ended February 28, 2014 (Unaudited)	Year Ended August 31, 2013

Sales	139,129	237,455
Redemptions	(136,726)	(644,836)

Net increase (decrease)	2,403	(407,381)

18

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Notes to Financial Statements (Unaudited) — continued

Class I	Six Months Ended February 28, 2014 (Unaudited)	Year Ended August 31, 2013

Sales	143,751	1,632,964
Redemptions	(365,770)	(210,327)

Net increase (decrease)	(222,019)	1,422,637

8  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Fund at February 28, 2014, as determined on a federal income tax basis, were as follows:

Aggregate cost	$119,794,686

Gross unrealized appreciation	$50,481,567
Gross unrealized depreciation	(802,906)

Net unrealized appreciation	$49,678,661

9  Financial Instruments

The Fund may trade in financial instruments with off-balance sheet risk in the normal course of its investing activities. These financial instruments may include written options and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

At February 28, 2014, there were no obligations outstanding under these financial instruments.

Written options activity for the six months ended February 28, 2014 was as follows:

	Number of Contracts	Premiums Received

Outstanding, beginning of period	1,164	$115,487
Options written	1,473	134,775
Options terminated in closing purchase transactions	(888)	(71,416)
Options exercised	(800)	(99,046)
Options expired	(949)	(79,800)

Outstanding, end of period	—	$—

The Fund is subject to equity price risk in the normal course of pursuing its investment objective. During the six months ended February 28, 2014, the Fund entered into option transactions on individual securities that it holds to generate premium income. The Fund also entered into a combination of option transactions on an individual security to seek return and/or seek to reduce the Fund’s exposure to a decline in the stock price.

19

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Notes to Financial Statements (Unaudited) — continued

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is equity price risk for the six months ended February 28, 2014 was as follows:

Derivative	Realized Gain (Loss) on Derivatives Recognized in Income(1)	Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income(2)

Purchased options	$(72,395)	$—
Written options	34,777	(16,729)

Total	$(37,618)	$(16,729)

(1)	Statement of Operations location: Net realized gain (loss) – Investment transactions and Written options, respectively.

(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Investments and Written options, respectively.

The average number of purchased options contracts outstanding during the six months ended February 28, 2014, which is indicative of the volume of this derivative type, was 60 contracts.

10  Line of Credit

The Fund participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Fund solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Fund, it may be unable to borrow some or all of its requested amounts at any particular time. The Fund did not have any significant borrowings or allocated fees during the six months ended February 28, 2014.

11  Securities Lending Agreement

The Fund has established a securities lending agreement with SSBT as securities lending agent in which the Fund lends portfolio securities to qualified borrowers in exchange for collateral consisting of either cash or U.S. Government securities in an amount at least equal to the market value of the securities on loan. The market value of securities loaned is determined daily and any additional required collateral is delivered to the Fund on the next business day. Cash collateral is invested in Cash Collateral Fund. The Fund earns interest on the amount invested in Cash Collateral Fund but it must pay (and at times receive from) the broker a loan rebate fee computed as a varying percentage of the collateral received. Income earned by the Fund from its investment in Cash Collateral Fund, prior to rebates and fees, for the six months ended February 28, 2014 amounted to $1,120.

The Fund is subject to possible delay in the recovery of loaned securities. Pursuant to the securities lending agreement, SSBT has provided indemnification to the Fund in the event of default by a borrower with respect to a loan. The Fund bears the risk of loss with respect to the investment of cash collateral in Cash Collateral Fund.

At February 28, 2014, the value of the securities loaned and the value of the collateral received, which exceeded the value of the securities loaned, amounted to $5,720,623 and $5,930,238, respectively. The carrying amount of the liability for collateral for securities loaned at February 28, 2014 approximated its fair value. If measured at fair value, such liability would have been considered as Level 2 in the fair value hierarchy (see Note 12) at February 28, 2014.

12  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

20

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Notes to Financial Statements (Unaudited) — continued

At February 28, 2014, the hierarchy of inputs used in valuing the Fund’s investments, which are carried at value, were as follows:

Asset Description	Level 1		Level 2	Level 3	Total

Common Stocks	$158,993,151	*	$—	$—	$158,993,151
Short-Term Investments	—		10,480,196	—	10,480,196

Total Investments	$158,993,151		$10,480,196	$—	$169,473,347

*	The level classification by major category of investments is the same as the category presentation in the Portfolio of Investments.

The Fund held no investments or other financial instruments as of August 31, 2013 whose fair value was determined using Level 3 inputs. At February 28, 2014, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

21

Eaton Vance

Multi-Cap Growth Fund

February 28, 2014

Officers and Trustees

Officers of Eaton Vance Multi-Cap Growth Fund

Payson F. Swaffield

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance Multi-Cap Growth Fund

Ralph F. Verni

Chairman

Scott E. Eston

Thomas E. Faust Jr.*

Allen R. Freedman

Valerie A. Mosley

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Harriett Tee Taggart

*	Interested Trustee

22

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

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Investment Adviser

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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